UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2019

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Black Ice Financing

Effective July 31, 2019, the Company entered into a Securities Purchase Agreement (the “Black Ice Purchase Agreement”) with Black Ice Advisors, LLC (“Black Ice”), pursuant to which Black Ice agreed to purchase from the Company a Convertible Redeemable Note (the “Black Ice Note” and, together with the Black Ice Purchase Agreement, the “Black Ice Transaction Documents”) in the aggregate principal amount of $50,000. The Company will receive net proceeds from the Buyer of approximately $47,500 after deducting certain fees and expenses of Black Ice. The Company expects to use the net proceeds from the sale of the Black Ice Note for its general corporate purposes.

The Black Ice Note accrues interest at the rate of 10% per annum. Interest and principal are payable on July 31, 2020. Any amount of principal or interest on the Black Ice Note which is not paid when due shall bear interest at the default rate of interest of 24% per annum. The Company has the right to prepay the principal amount of the Black Ice Note and accrued interest in whole or in part at a prepayment price equal to (i) 115% of the principal amount plus accrued interest if the Company exercises its right in the first thirty (30) days following the issue date, (ii) 120% of the principal amount plus accrued interest if the Company exercises its right between the 31st and 60th day, (iii) 125% of the principal amount plus accrued interest if the Company exercises its right between the 61st and 90th day, (iv) 130% of the principal amount plus accrued interest if the Company exercises its right between the 91st and 120th day, (v) 135% of the principal amount plus accrued interest if the Company exercises its right between the 121st and 150th day and (vi) 140% of the principal amount plus accrued interest if the Company exercises its right between the 151st and 180th day. The Black Ice Note cannot be prepaid after the 180th day following the issue date. If an event of default as set forth in the Black Ice Transaction Documents occurs, Black Ice may declare the Note immediately due and payable.

The Note is convertible into shares of the Company’s common stock at any time after January 27, 2020 at a conversion price equal to 60% of the lowest trading price during the 20 trading days ending on the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, and subject to the Black Ice Transaction Documents.

The foregoing descriptions of the Black Ice Transaction Documents are qualified in their entirety by reference to terms of such Black Ice Transaction Documents, which have been filed as exhibits to this Current Report on Form 8-K.

Power Up Financing

Effective July 31, 2019, the Company entered into a Securities Purchase Agreement (the “Power Up Purchase Agreement”) with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”), pursuant to which Power Up agreed to purchase from the Company a Convertible Promissory Note (the “Power Up Note”) in the aggregate principal amount of $20,500. The Company will receive net proceeds from Power Up of approximately $17,500 after deducting certain fees and expenses of Power Up and its counsel. In connection with the sale of the Power Up Note, the Company also delivered a warrant (the “Warrant” and, together with the Power Up Note and the Power Up Purchase Agreement, the “Power Up Transaction Documents”) to Power Up to purchase up to 75,000 shares of the Company’s common stock, subject to the terms and conditions described below. The Company expects to use the net proceeds from the sale of the Note for its general corporate purposes. The Power Up Purchase Agreement also grants Power Up the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the Power Up Note is outstanding.

The Power Up Note accrues interest at the rate of 10% per annum. Interest and principal are payable on July 31, 2020. Any amount of principal or interest on the Power Up Note which is not paid when due shall bear interest at the default rate of interest of 22% per annum. The Company has the right to prepay the principal amount of the Power Up Note and accrued interest in whole or in part at a prepayment price equal to 150% of the principal amount plus accrued interest if the Company exercises its right prior to the 180th day following the issue date of the Power Up Note. The Power Up Note cannot be prepaid after the 180th day following the issue date. If an event of default as set forth in the Power Up Transaction Documents occurs, Power Up may declare the Power Up Note immediately due and payable and the Company will be obligated to pay a default amount equal to 150% of the principal amount (200% if the default relates to a failure to deliver shares upon conversion) plus accrued interest at the default rate.

The Note is convertible into shares of the Company’s common stock at any time after January 27, 2020 at a conversion price equal to 60% multiplied by the Market Price of the Company’s common stock. The “Market Price” is defined to mean the lowest trading price during the 25 trading days ended on the last trading day before the conversion date on the principal trading market for the Company’s common stock. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, and subject to the Power Up Transaction Documents.

The Warrant entitles the holder to purchase up to 75,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. The Warrant is also subject to cashless exercise in the event that the market price of the common stock is greater than the exercise price. The Warrant will expire on July 31, 2022.

The foregoing descriptions of the Power Up Transaction Documents are qualified in their entirety by reference to terms of such Power Up Transaction Documents, which have been filed as exhibits to this Current Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Black Ice Note, the Power Up Note and the Warrant as well as the shares of the Company’s common stock into which the Black Ice Note and the Power Up Note are convertible and for which the Warrant is exercisable were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description	Filed
4.1	Convertible Redeemable Note dated July 31, 2019 issued to Black Ice Advisors, LLC	Filed herewith
4.2	Convertible Promissory Note dated March 28, 2019 issued to Power Up Lending Group Ltd.	Filed herewith
4.3	Warrant dated March 28, 2019 issued to Power Up Lending Group Ltd.	Filed herewith
10.1	Securities Purchase Agreement dated as of July 31, 2019 between Arista Financial Corp. and Black Ice Advisors, LLC	Filed herewith
10.2	Securities Purchase Agreement dated as of March 28, 2019 between Arista Financial Corp. and Power Up Lending Group Ltd.	Filed herewith

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2019	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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